     As filed with the Securities and Exchange Commission on April 27, 2000

                                                      File No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Union Planters Corporation

             (Exact name of registrant as specified in its charter)

         Tennessee                                                              62-0859007
----------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

              7130 Goodlett Farms Parkway, Memphis, Tennessee 38018

          (Address, including zip code, of Principal Executive Offices)

                  Strategic Outsourcing, Inc. Stock Option Plan

                            (Full Title of the Plan)

E. James House, Jr.                                   Copy to:
Secretary and Manager of the Legal Department         Cynthia W. Young
Union Planters Corporation                            Wyatt, Tarrant & Combs
7130 Goodlett Farms Parkway                           2800 Citizens Plaza
Memphis, Tennessee 38018                              Louisville, Kentucky 40202
(901) 580-6596                                        (502) 589-5235

--------------------------------------------------------------------------------
(Name, address and telephone number,
including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                           Proposed maximum    Proposed maximum
  Title of securities     Amount to be      offering price    aggregate offering        Amount of
   to be registered        registered        per share(1)           price(1)        registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, $5.00      $137,786          $16.65             $830,482              $219.25
par value (and
associated Preferred
Share Purchase Rights)(2)
--------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h) on the basis of the prices at which options can be exercised. (Options can be exercised at prices ranging from $.53 to $16.65 per share; the average option exercise price is $6.027 per share.)

(2) Includes Union Planters Preferred Share Purchase Rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock. The amount of Common Stock to be registered hereby includes 137,786 shares of Common Stock to be issued under the Stock Option Plan; plus such additional shares as may be issued pursuant to the anti-dilution provisions thereof to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

                  2. The Registrant's Current Reports on Form 8-K dated January 20, 2000 and April 20, 2000;

                  3. The description of the Registrant's Preferred Share Purchase Rights set forth in the Registrant's Registration Statement on Form 8-A dated and filed January 22, 1999 (SEC File No. 001-10160); and

                  4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrant's Common Stock offered pursuant to the Registration Statement will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of the Registrant. E. James House, Jr. is an officer of and receives compensation from the Registrant, and owns shares and holds options to acquire shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Charter of the Registrant provides as follows:

                  TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

         To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

         The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELVE of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10 (a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 20th day of April, 2000.

                                    UNION PLANTERS CORPORATION


                                    By:   /s/ Benjamin W. Rawlins, Jr.
                                        ----------------------------------
                                             Benjamin W. Rawlins, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 20th day of April, 2000 in the capacities indicated.

NAME                                        CAPACITY                                    DATE

 /s/ Benjamin W. Rawlins, Jr.               Chairman of the Board, Chief            April 20, 2000
-----------------------------               Executive Officer and Director
Benjamin W. Rawlins, Jr.
(Principal Executive Officer)

 /s/ Jackson W. Moore                       President, Chief Operating Officer      April 20, 2000
----------------------
Jackson W. Moore  and Director

 /s/ Bobby L. Doxey                         Senior Executive Vice President         April 20, 2000
-------------------                         and Chief Financial Officer
Bobby L. Doxey                              (Principal Financial Officer)


 /s/ M. Kirk Walters                        Senior Vice President, Treasurer        April 20, 2000
---------------------                       and Chief Accounting Officer
M. Kirk Walters


 /s/ Albert M. Austin                                   Director                    April 20, 2000
---------------------
Albert M. Austin


 /s/ George W. Bryan                                    Director                    April 20, 2000
--------------------
George W. Bryan


 /s/ James E. Harwood                                   Director                    April 20, 2000
---------------------
James E. Harwood


 /s/ Parnell S. Lewis, Jr.                              Director                    April 20, 2000
--------------------------
Parnell S. Lewis, Jr.


 /s/ V. Lane Rawlins                                    Director                    April 20, 2000
--------------------
V. Lane Rawlins

 /s/ Donald F. Schuppe                                  Director                    April 20, 2000
----------------------
Donald F. Schuppe


-----------------                                       Director
David M. Thomas


------------------------                                Director
Richard A. Trippeer, Jr.


 /s/ Spence L. Wilson                                   Director                    April 20, 2000
---------------------
Spence L. Wilson

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                               Description

      4.1         Amended and Restated Charter of Union Planters Corporation.
                  (Incorporated by reference to Exhibit 3 to the Registrant's
                  Registration Statement on Form 8-A dated and filed January 22,
                  1999 (SEC File No. 001-10160))

      4.2         Amended and Restated Bylaws of Union Planters Corporation.
                  (Incorporated by reference to Exhibit 3(b) to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter year ended
                  September 30, 1999 (File No. 0-10160))

      4.3         Rights Agreement, dated January 19, 1999, by and between Union
                  Planters Corporation and Union Planters Bank, N.A.
                  (Incorporated by reference to Exhibit 2 to the Registrant's
                  Registration Statement on Form 8-A dated and filed January 22,
                  1999 (SEC File No. 001-10160))

      5.1         Opinion of E. James House, Jr.,Secretary and Manager of the
                  Legal Department of Union Planters Corporation, as to the validity of the shares of the Common Stock of Union Planters
                  Corporation.

     23.1         Consent of E. James House, Jr.,Secretary and Manager of the
                  Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1).

     23.2         Consent of PricewaterhouseCoopers LLP

     24.1         Power of Attorney (included on the signature page)

     99.1         Strategic Outsourcing, Inc. Stock Option Plan



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